Exhibit 99.1

Marvel will host a webcast today for all investors at 9:00 a.m. EDT available at: www.Marvel.com/webcasts or www.earnings.com

MARVEL REPORTS Q2 2007 EPS OF $0.34 AND SIX MONTHS 2007 EPS OF $0.89

New York, New York – August 7, 2007 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for the second quarter and six months ended June 30, 2007.

For Q2 2007, Marvel reported that net sales rose to $101.5 million and net income increased to $29.1 million, or $0.34 per diluted share, compared to net sales of $84.4 million and net income of $16.3 million, or $0.19 per diluted share, in Q2 2006.  The year-over-year increases in net income and EPS are largely attributable to the strength of the Company’s licensing operations, complemented by increased contributions from both toys and comic book publishing, all supported by the release of three Marvel character-based feature films in 2007.

Marvel Entertainment, Inc. Segment Net Sales/Operating income (in millions)
		Three Months Ended June 30, 2007 2006		Six Months Ended June 30, 2007 2006
Licensing:	Net Sales	$ 49.3	$ 33.9	$ 148.2	$ 73.5
	Operating Income	36.7	19.9	117.7	45.2
Publishing:	Net Sales	32.9	25.1	60.5	48.9
	Operating Income	14.7	10.4	26.2	19.3
Toys:	Net Sales	19.3	25.4	44.2	52.0
	Operating Income	10.7	3.3	26.0	7.3
Film Production: Operating Costs		(0.3)	--	(3.3)	(1.5)
Corporate Overhead:		(5.8)	(7.1)	(9.5)	(11.7)
TOTAL NET SALES		$ 101.5	$ 84.4	$ 252.9	$ 174.4
TOTAL OPERATING INCOME		$ 56.0	$ 26.5	$ 157.1	$ 58.6

Marvel’s Chairman, Morton Handel, commented, “Marvel continued to achieve strong operating results across its businesses in Q2 2007, with improved operating profit contributions in all divisions.  Through the first half of 2007, our Licensing segment has benefited from strong contributions related to Spider-Man 3 consumer merchandise licensing.  The Publishing segment continues to benefit from strong sales related to the Civil War series, which is driving unit sales per title above historical levels while also helping Marvel to achieve higher operating margins in the division.

“In 2008, Marvel will release our first two self-produced films.  Producing our own films positions Marvel to benefit from each film’s profits as well as the related fees from merchandising.  Principal photography was completed during the quarter for the first film, Iron Man, and it commenced on July 9th for the second film, The Incredible Hulk.  Both films are slated for summer 2008 release with significant promotional and licensing support.”

Second Quarter Segment Review:

•
Licensing Segment net sales grew 45% in Q2 2007 to $49.3 million, primarily due to strength in Marvel’s Spider-Man merchandising joint venture (JV) with Sony and in domestic licensing.  The Spider-Man JV had revenues of $18.2 million in Q2 2007 associated with the release of the Spider-Man 3 film in May 2007.  Revenues from Marvel Studios decreased by $3.4 million due to large fees in Q2 2006 from licensed films.

Marvel Entertainment Q2 2007 Results, 8/7/07	page 2 of 7

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (in millions)
	Three Months Ended		Six Months Ended
	6/30/07	6/30/06	6/30/07	6/30/06
Domestic Consumer Products	$16.8	$14.9	$44.0	$38.6
International Consumer Products	10.8	11.4	22.1	23.5
Spider-Man L.P. (Domestic and International)	18.2	0.7	75.1	2.7
Marvel Studios	3.5	6.9	7.0	8.7
Total Licensing Segment	$49.3	$33.9	$148.2	$73.5

•
Marvel’s Publishing Segment net sales increased $7.8 million or 31% to $32.9 million in Q2 2007 principally due to continued strength in Civil War and the Dark Tower publications in the Direct and Mass Market channels.  Operating income in the publishing segment rose to $14.7 million with an operating margin of 45% in Q2 2007, compared to operating income of $10.4 million with an operating margin of 41% in the prior-year period.  The improvement in operating margin principally reflects the benefit of operating leverage resulting from sales of high margin trade books.

•
Marvel reported Toy Segment revenues of $19.3 million in Q2 2007, a decrease from revenues of $25.4 million in Q2 2006.  The decrease was primarily due to the transition from toys produced by Marvel in 2006 to toys principally produced by Hasbro, Marvel’s master toy licensee, in 2007.  Margins improved sharply in the Toy Segment in Q2 2007 to 55% from 13%, reflecting the higher-margin nature of license income recorded in 2007.  This compares to Q2 2006 revenues, which were largely comprised of wholesale sales, subject to a corresponding cost-of-revenues expense.

•
Marvel reported Film Production segment operating costs of ($0.3 million) for Q2 2007, which reflect costs and overhead for personnel devoted to the Company’s self-produced feature films.  These costs were partially offset by a $1.0 million increase in the fair value of an interest rate cap associated with the Company’s film finance facility, and a $0.7 million increase in the fair value of forward contracts for the Canadian dollar entered into in connection with future spending on The Incredible Hulk production being filmed in Canada.  For Q2 2006, Film Production operating costs reflect SG&A expenses offset by a $1.0 million increase in the fair value of the film finance facility’s interest rate cap.

Balance Sheet Update:
As of June 30, 2007, Marvel had cash and investments of $74 million (including $30 million in restricted cash) and no borrowings under its $100 million line of credit with HSBC Bank.  During the second quarter of 2007, Marvel purchased approximately 2.3 million shares of its common stock, at an average price of $27.26, under its repurchase program.

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Licensed Marvel Character Feature Film Line-Up
Film/Character	Studio/Distributor	Status
Ghost Rider	Sony	Released February 16, 2007
Spider-Man 3	Sony	Released May 4, 2007
Fantastic Four: Rise of the Silver Surfer	Fox	Released June 15, 2007
Wolverine	Fox	Director engaged (1)
Punisher 2	Lionsgate	Director and lead actor engaged (1)

Marvel Entertainment Q2 2007 Results, 8/7/07	page 3 of 7

Film Projects Being Developed by Marvel – partial list
Film/Character	Studio	Status
Iron Man	Marvel	Completed principal photography; May 2, 2008 release (1)
The Incredible Hulk	Marvel	Commenced principal photography; June 13, 2008 release (1)
Ant-Man	Marvel	Writer and director engaged
Captain America	Marvel	Writer engaged
Nick Fury	Marvel	Writer engaged
Thor	Marvel	Writer engaged
The Avengers	Marvel	Writer engaged
Marvel Character Animated TV Projects
Character	Studio	Status
Fantastic Four	Moonscoop SAS (France)	26, 30 minute episodes; U.S. distribution on Cartoon Network started in September 2006; relaunched in June 2007
Spider-Man	Sony	In development; US distribution agreement with Kids’ WB
Wolverine and the X-Men	First Serve Toonz (India)	26, 30 minute episodes in development
Iron Man	Method Films (France)	26, 30 minute episodes in development
Marvel Character Animated Direct-to-DVD Projects
Title	Partner	Status
Doctor Strange	Lionsgate	August 14, 2007 release
Teen Avengers	Lionsgate	Targeted July 2008 release
Hulk Smash	Lionsgate	Targeted October 2008 release
Marvel Character Live Stage Projects
Project	Producer	Status
Spider-Man the Musical	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development/opening date to be determined; Julie Taymor director; music & lyrics by U2’s Bono and The Edge
Marvel 2007 – 2008 Video Game Releases (Release dates controlled by Publishing partner)
Publisher	Title	Status
Take-Two	Ghost Rider	Released Q1 2007
Konami	Marvel Vs. Card Game	Released Q1 2007
Activision	Spider-Man 3	Released Q2 2007
Take-Two	Fantastic Four II	Released Q2 2007
Sega	Iron Man	Targeted 2008
Sega	The Incredible Hulk	Targeted 2008

(1)	Represents a change from the previously supplied schedule

Financial Guidance:
Marvel reiterated its 2007 financial guidance for net sales, net income and diluted earnings per share, as reflected in the table below.  A few key metrics for Marvel’s 2007 guidance are also highlighted below.

Marvel Entertainment Q2 2007 Results, 8/7/07	page 4 of 7

Marvel Entertainment, Inc. – Financial Guidance
(in millions, except per-share amounts)	2007 Guidance (2)	2006 Actual
Net sales	$375 - $435	$352
Net income	$111 - $132	$59
Diluted EPS	$1.30 - $1.55	$0.67

(2)	As previously provided on February 26, 2007 and reiterated on May 8, 2007.

Consistent with its earlier guidance, the majority of Marvel’s forecasted revenue and net income for 2007 has been recorded in the first half of the year.

Primary Financial Guidance Drivers for the Second Half of 2007:
•	Continued Spider-Man 3 movie merchandise licensing overages generated by the Spider-Man JV.
•	Marvel Studios revenues resulting from the box office performance and initial DVD/video sales for the Ghost Rider, Spider-Man 3 and Fantastic Four: Rise of the Silver Surfer feature films.
•	Toy license contributions related to Marvel’s toy license agreement with Hasbro.
•	Strong growth in interactive revenues from license fees in excess of minimum guarantees.
•	Continued, top-line and bottom-line growth from the publishing division.
•	An estimated effective tax rate of 37-39% in 2007.
•	Marvel’s guidance is based on a weighted average diluted share count of 84 million for 2007 and does not reflect any future share repurchase activity in 2007.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success may result in variations and uncertainty in forecasting the Company’s financial results.  These factors could have a material impact on year-over-year and sequential quarterly results comparisons as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Entertainment, Inc.
With a library of over 5,000 high-profile characters built over more than sixty years of comic book publishing, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios), publishing (via Marvel Comics) and toys, with emphasis on feature films, home DVD, consumer products, video games, action figures and role-playing toys, television and promotions.  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world.  For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy business in a single licensee.

In addition, in connection with Marvel Studios’ film production operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, including a strike by Hollywood writers, directors and actors which may occur in the summer of 2008, (v) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.

Marvel Entertainment Q2 2007 Results, 8/7/07	page 5 of 7

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact: Matt Finick – SVP Corporate Development Marvel Entertainment, Inc. 212/576-4035 mfinick@marvel.com	David Collins, Richard Land Jaffoni & Collins 212/835-8500 mvl@jcir.com

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(in thousands, except per share amounts)

Net sales	$101,475	$84,363	$252,877	$174,421

Costs and expenses:
Cost of revenues (excluding depreciation expense)	14,498	22,873	29,384	46,756
Selling, general and administrative	31,859	32,499	65,129	66,277
Depreciation and amortization	1,391	3,659	3,231	5,952
Total costs and expenses	47,748	59,031	97,744	118,985
Other income, net	2,309	1,216	1,960	3,131
Operating income	56,036	26,548	157,093	58,567
Interest expense	3,199	3,719	6,101	6,953
Interest income	879	636	1,346	1,072
Income before income tax expense and minority interest	53,716	23,465	152,338	52,686
Income tax expense	20,212	6,976	58,523	18,213
Minority interest in consolidated joint venture	4,417	192	17,886	667
Net income	$29,087	$16,297	$75,929	$33,806

Basic earnings per share	$0.35	$0.20	$0.92	$0.40
Weighted average number of basic shares outstanding	81,959	81,393	82,557	83,741

Diluted earnings per share	$0.34	$0.19	$0.89	$0.38
Weighted average number of diluted shares outstanding	84,906	86,746	85,485	89,148

Comprehensive income:
Net income	$29,087	$16,297	$75,929	$33,806
Other comprehensive income (loss)	240	(58)	(943)	(116)
Comprehensive income	$29,327	$16,239	$74,986	$33,690

Marvel Entertainment Q2 2007 Results, 8/7/07	page 6 of 7

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	June 30,	December 31,
	2007	2006
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$14,159	$31,945
Restricted cash	29,691	8,527
Short–term investments	30,378	–
Accounts receivable, net	36,375	59,392
Inventories, net	11,505	10,224
Income tax receivable	27,366	45,569
Deferred income taxes, net	11,708	22,564
Advances to joint venture partner	–	8,535
Prepaid expenses and other current assets	4,710	7,231
Total current assets	165,892	193,987

Molds, tools and equipment, net	4,020	4,444
Product and package design costs, net	696	1,497
Film production costs	127,778	15,055
Goodwill	346,152	341,708
Accounts receivable, non–current portion	5,880	12,879
Income tax receivable, non–current portion	4,459	–
Deferred income taxes, net	31,792	36,406
Deferred financing costs	13,675	15,771
Other assets	2,701	2,118
Total assets	$703,045	$623,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,263	$5,112
Accrued royalties	69,228	68,467
Accrued expenses and other current liabilities	35,670	38,895
Deferred revenue	82,988	140,072
Minority interest to be distributed	5,356	–
Total current liabilities	195,505	252,546
Accrued royalties, non-current portion	10,718	12,860
Deferred revenue, non-current portion	77,011	35,667
Line of credit	–	17,000
Film facilities	133,200	33,200
Income tax payable, net	42,092	10,999
Other liabilities	6,514	6,702
Total liabilities	465,040	368,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 131,050,951 issued and 80,791,475 outstanding in 2007 and 128,420,848 issued and 81,326,627 outstanding in 2006	1,311	1,284
Additional paid-in capital	723,122	710,460
Retained earnings	285,779	228,466
Accumulated other comprehensive loss	(3,459)	(2,433)
Total stockholders’ equity before treasury stock	1,006,753	937,777
Treasury stock, at cost, 50,259,476 shares in 2007 and 47,094,221 shares in 2006	(768,748)	(682,886)
Total stockholders’ equity	238,005	254,891

Total liabilities and stockholders’ equity	$703,045	$623,865

Marvel Entertainment Q2 2007 Results, 8/7/07	page 7 of 7

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net income	$75,929	$33,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,231	5,952
Amortization of deferred financing costs	2,491	2,490
Unrealized gain on interest rate cap and foreign currency forward contracts	(1,348)	(949)
Non-cash charge for stock-based compensation	4,411	6,850
Excess tax benefit from stock-based compensation	(1,954)	(56,601)
Gain on sale of equipment	–	(19)
Deferred income taxes	14,561	(126)
Minority interest in joint venture (net of distributions of $3,759 in 2007 and $3,445 in 2006)	13,891	(2,778)
Changes in operating assets and liabilities:
Accounts receivable	30,016	(4,874)
Income tax receivable	17,087	–
Inventories	(1,281)	(4,437)
Prepaid expenses and other current assets	3,264	(211)
Film production costs	(112,723)	–
Other assets	22	(1,281)
Deferred revenue	(15,740)	127,579
Income taxes payable	5,376	(3,527)
Accounts payable, accrued expenses and other current liabilities	(12,252)	(20,795)
Net cash provided by operating activities	24,981	81,079

Cash flows from investing activities:
Purchases of molds, tools and equipment	(1,562)	(7,009)
Expenditures for product and package design	(444)	(5,485)
Proceeds from sale of equipment	–	38
Sales of short-term investments	144,553	80,671
Purchases of short-term investments	(174,931)	(65,532)
Change in restricted cash	(21,164)	3,197
Net cash provided by (used in) investing activities	(53,548)	5,880

Cash flows from financing activities:
Borrowings from film facilities	100,000	2,200
Borrowings from line of credit	2,000	96,700
Repayments of line of credit	(19,000)	–
Deferred financing costs	(395)	–
Purchases of treasury stock	(84,322)	(287,350)
Exercise of stock options	10,352	31,620
Excess tax benefit from stock-based compensation	1,954	56,601
Net cash provided by (used in) financing activities	10,589	(100,229)

Effect of exchange rates on cash	192	40
Net decrease in cash and cash equivalents	(17,786)	(13,230)
Cash and cash equivalents, at beginning of period	31,945	24,227
Cash and cash equivalents, at end of period	$14,159	$10,997

Supplemental disclosures of cash flow information:
Interest paid during the period	$3,658	$3,513
Income taxes paid during the period	$41,036	$21,980
Treasury stock repurchases settled in July 2007	$1,540	$–
Income tax refund	$19,000	$–

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